Exhibit 10.1

OMNIBUS AMENDMENT

This OMNIBUS AMENDMENT (this “Amendment”) dated June 1, 2007 is entered into by and among Alteon Inc., a Delaware corporation (the “Company”), and the purchasers (the “Purchasers”) identified on the signature pages to that certain Note and Warrant Purchase Agreement dated as of January 11, 2007 (the “Note Purchase Agreement”).

WHEREAS, in connection with the execution and delivery of the Note Purchase Agreement, the Company issued and sold to the Purchasers (i) an aggregate of $3,000,000 of its Senior Convertible Secured Promissory Notes (the “Prior Notes”), each dated January 11, 2007, and (ii) warrants (the “Warrants”), each dated January 11, 2007, to purchase and aggregate of 25,734,453 shares of the common stock, $0.01 par value per share (the “Common Stock”) of the Company;

WHEREAS, on March 30, 2007, the Company and the Purchasers entered into a Waiver and Acknowledgment to delay certain dates set forth in the Note Purchase Agreement and related instruments;

WHEREAS, the Company, the Purchasers and other investors have entered into a Series B Preferred Stock and Warrant Purchase Agreement dated April 5, 2007 (the “Preferred Purchase Agreement”);

WHEREAS, effective April 30, 2007, the Company and the Purchasers entered into an Amendment No. 1 to Registration Rights Agreement to delay certain dates set forth in that certain Registration Rights Agreement, dated as of January 11, 2007 (the “Registration Rights Agreement”, and together with the Note Purchase Agreement, the Notes and the Warrants, the “Note Purchase Documents”);

WHEREAS, the Company has requested, and the Purchasers have agreed to fund, an additional aggregate principal amount of $3,000,000 in consideration of new Senior Convertible Secured Promissory Notes dated the date hereof in substantially the form attached hereto as Exhibit A (the “New Notes”) and for the other agreements and mutual covenants contained herein; and

WHEREAS, in accordance with the relevant provisions of the Note Purchase Documents and the Preferred Purchase Agreement, the Company and the Purchasers desire to amend the Note Purchase Documents as set forth herein.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and each of the Purchasers agree as follows:

1. Issuance of New Notes.

a) New Notes. On the date hereof, the Company shall issue to each of the Purchasers a New Note in the principal amount set forth opposite such Purchaser’s name on Schedule A under the column entitled “Aggregate Principal Amount,” and each of the Purchasers shall pay by wire transfer of immediately available funds to an account designated by the Company an amount set forth opposite such Purchaser’s name on Schedule A under the column entitled “Additional Purchase Price.” The New Notes shall become effective only upon the surrender of the corresponding Prior Notes for cancellation by the Company or execution of an affidavit of lost note in form and substance reasonably satisfactory to the Company.

b) Representations and Warranties. Each Purchaser hereby confirms that the representations and warranties set forth in Section 3 of the Note Purchase Agreement are true and correct as of the date hereof as if made on the date hereof. Likewise, the Company hereby confirms that the representations and warranties set forth in Section 4 of the Note Purchase Agreement are true and correct as of the date hereof as if made on the date hereof.

c) Security Agreements. The Company acknowledges and agrees that any references to Notes in that certain Security & Guaranty Agreement, dated January 11, 2007, and that certain Intellectual Property Security Agreement, dated January 11, 2007 (together the “Security Agreements”), shall be deemed to include the New Notes and that the performance and observance of the obligations set forth in the New Notes by the Company shall be deemed to be “Obligations” for purposes of the Security Agreements.

d) Closing Conditions. Each Purchaser’s obligation to purchase its New Note is subject to the following conditions:

i.	The Company’s representations and warranties contained in Section 4 of the Note Purchase Agreement shall be true and correct on and as of date hereof.

ii.
The Company shall deliver a certificate of the Secretary of the Company dated the date hereof, certifying the incumbency and authority of the officers or authorized signatories of the Company who execute the New Note and the truth, correctness and completeness of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution of this Amendment and the New Notes and the other documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, as applicable; and

iii.
The Company shall deliver the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Company, dated the date hereof, in substantially the same form provided at the initial Closing under the Note Purchase Agreement, subject only to such changes, qualifications, limitations or exceptions as may be acceptable to each Lender.

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e) Additional Purchaser. Baker Bros. Investments II, L.P. shall be deemed to be a “Purchaser” under the Note Purchase Agreement and hereunder.

2. Amendments to Note Purchase Agreement.

a) Preferred Financing. Section 5(l) of the Note Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(l) Preferred Financing. As promptly as practical after the Closing Date, and in no event later than April 15, 2007, each of the Company and the Lenders shall use their respective commercially reasonable efforts to negotiate and enter into definitive transaction documents pertaining to the transactions (the “Preferred Financing”) contemplated in that certain Memorandum of Proposed Terms for Private Placement of Preferred Stock and Warrants dated as of January 4, 2007 (the “Term Sheet”); subject in the case of the Lenders to the satisfactory completion of their due diligence review in their sole discretion. Without limiting the generality of the foregoing, the Company shall provide each stockholder entitled to vote at a special or annual meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be promptly called and held not later than July 31, 2007 (the “Stockholder Meeting Deadline”), a proxy statement, in a form reviewed and approved by the Lenders soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of the Preferred Financing and the other matters contemplated in the Term Sheet in accordance with applicable law and the rules and regulations of the American Stock Exchange (such affirmative approval being referred to herein as the “Stockholder Approval”), and the Company shall use its commercially reasonable efforts to solicit its stockholders’ approval of such resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such resolutions. The Company shall use its commercially reasonable efforts to obtain the Stockholder Approval by the Stockholder Meeting Deadline.”

b) Fees and Expenses. The Company’s obligation to reimburse the Collateral Agent or its designee(s) for fees and expenses in Section 15 of the Note Purchase Agreement is hereby amended from a maximum of “One Hundred Thousand Dollars ($100,000)” to “One Hundred Seventy-Five Thousand Dollars ($175,000).”

3. Amendment to Warrants. The definition of Initial Exercise Date as set forth in the first paragraph of each of the Warrants is hereby amended from “May 31, 2007” to read “July 31, 2007”.

4. Exclusivity. The Company and Purchasers further agree that, with respect to that certain Memorandum of Terms dated January 4, 2007, the date of “March 31, 2007” in the section entitled “Exclusivity and Confidentiality” shall be extended to “July 31, 2007.”

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5. Ratification. The parties hereby ratify and confirm in all respects the Note Purchase Documents and the Preferred Purchase Agreement, as amended by this Amendment.

6. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

7. Other Matters. The Company hereby acknowledges and agrees that the execution and delivery by the Purchasers of this Amendment shall not be deemed to create a course of dealing or otherwise obligate the Purchasers to execute similar extensions, amendments or waivers under the same or similar circumstances in the future.

8. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

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IN WITNESS WHEREOF, the undersigned hereby executes this Omnibus Amendment as of the date first set forth above.

ALTEON INC.	Address for Notice:

By: /s/ Noah Berkowitz Name: Noah Berkowitz Title: President	221 West Grand Avenue Montvale, NJ 07645

With a copy to (which shall not constitute notice): Mintz Levin Cohn Ferris Glovsky and Popeo, P.C. One Financial Center Boston, MA 02110 Attn: William T. Whelan, Esq.

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SIGNATURE PAGE FOR PURCHASERS FOLLOW]

IN WITNESS WHEREOF, the undersigned hereby executes this Omnibus Amendment as of the date first set forth above.

BAKER/TISCH INVESTMENTS, L.P.
By:  Baker/Tisch Capital, L.P., its general partner
By:  Baker/Tisch Capital (GP), LLC,
its general partner

By:  /s/ Felix Baker
Name: Felix Baker, Ph.D.
Title: Managing Member

BAKER BIOTECH FUND I, L.P.
By:  Baker Biotech Capital, L.P., its general partner
By:  Baker Biotech Capital (GP), LLC,
its general partner

By:  /s/ Felix Baker
Name: Felix Baker, Ph.D.
Title: Managing Member

BAKER BROTHERS LIFE SCIENCES, L.P.
By:  Baker Brothers Life Sciences Capital, L.P.
its general partner
By:  Baker Brothers Life Sciences Capital (GP), LLC
its general partner

By:  /s/ Felix Baker
Name: Felix Baker, Ph.D.
Title: Managing Member

14159, L.P.
By:  14159 Capital, L.P., its general partner
By:  14159 Capital (GP), LLC, its general partner

By:  /s/ Felix Baker
Name: Felix Baker, Ph.D.
Title: Managing Member

BAKER BROS. INVESTMENTS II, L.P.
By:  Baker Bros. Capital, L.P.,
its general partner
By:  Baker Bros. Capital (GP), LLC,
its general partner

By:  /s/ Felix Baker
Name: Felix Baker, Ph.D.
Title: Managing Member
Address for Notice: 667 Madison Avenue 17th Floor New York, NY 10021

SCHEDULE A

LENDERS

Lender Name and Address	Amount of Prior Notes	Additional Purchase Price	Amount of New Notes (Combined Principal Balance)
Baker Tisch Investments, L.P. 667 Madison Avenue, 17th Floor New York, NY 10021	$20,781.11	--	$20,781.11
Baker Tisch Investments, L.P. 667 Madison Avenue, 17th Floor New York, NY 10021	$19,177.40	--	$19,177.40
Baker Biotech Fund I, L.P. 667 Madison Avenue, 17th Floor New York, NY 10021	$402,372.05	$446,428.00	$848,800.05
Baker Biotech Fund I, L.P. 667 Madison Avenue, 17th Floor New York, NY 10021	$359,715.41	$358,316.00	$718,031.41
Baker Brothers Life Sciences, L.P. 667 Madison Avenue, 17th Floor New York, NY 10021	$2,128,162.10	$2,122,374.00	$4,250536.10
14159, L.P. 667 Madison Avenue, 17th Floor New York, NY 10021	$69,791.94	$67,474.00	$137,265.94
Baker Bros. Investments II, L.P. 667 Madison Avenue, 17th Floor New York, NY 10021	--	$5,408.00	$5,408.00
Total:	$ 3,000,000.01	$ 3,000,000.00	$ 6,000,000.01

EXHIBIT A

FORM OF NEW NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR EVIDENCE REASONABLY SATISFACTORY TO THE BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED. THE SECURITIES ISSUED UPON SUCH CONVERSION MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS OR EVIDENCE REASONABLY SATISFACTORY TO THE BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED.

AMENDED AND RESTATED
SENIOR CONVERTIBLE SECURED PROMISSORY NOTE

Parsippany, New Jersey
$__________	June __, 2007

FOR VALUE RECEIVED, Alteon Inc., a Delaware corporation (the “Borrower”), located at 6 Campus Drive, Parsippany, NJ 07054, hereby promises to pay to _______________________ (the “Lender”), located at ____________________________________________, or at such other place as the Lender may from time to time reasonably designate, the principal sum of ______________________ ($___________)1  (the “Principal Amount”) in lawful money of the United States, in immediately available funds, ON DEMAND, on or after July 31, 2007 (the “Maturity Date”), together with any additional amounts as may be required to be paid under Section 11 of this Note, unless the Principal Amount is earlier converted as set forth herein.

1. This Note amends and restates in its entirety that certain Senior Convertible Secured Promissory Note issued by the Borrower to the Lender, effective January 11, 2007 (the “Prior Note”), in the principal amount of ______________________ ($___________)2  (the “Prior Principal”). The Prior Note is amended and restated hereby to increase the principal amount thereunder by an additional amount equal to the Prior Principal (“Additional Principal”) and to effect certain other changes. This Note shall become effective only upon the surrender of the Prior Note by the Lender for cancellation by the Borrower or execution of an affidavit of lost note in form and substance reasonably satisfactory to the Borrower.

___________________________
1 Insert appropriate percentage of $6 million.
2 Insert appropriate percentage of $3 million.

2. Interest shall accrue at a rate per annum equal to eight percent (8%) with respect to (a) the Prior Principal, from the date of January 11, 2007 until maturity (whether by demand on or after the Maturity Date or by acceleration), and (b) the Additional Principal, from the date hereof until maturity (whether by demand on or after the Maturity Date or by acceleration). Such interest shall be payable at maturity or upon conversion. In no event shall the rate of interest hereunder exceed the maximum interest rate permitted by applicable law.

3. This Note is one of several notes (the “Notes”) in the aggregate principal amount of up to $6,000,000 and of like tenor issued by the Borrower to the Lender and others (together, the “Lenders”) pursuant to the terms of that certain Convertible Note and Warrant Purchase Agreement, dated January 11, 2007, as amended (the “Bridge Loan Agreement”). By acceptance of this Note, the Lender hereby agrees that each of the Notes issued pursuant to the Bridge Loan Agreement shall rank equally and ratably without priority over one another, and the Borrower agrees that, except as expressly provided by the terms of the Notes, none of the Notes shall be paid, in whole or in part, unless an equivalent, pro rata payment is made with respect to all other Notes.

4. As security for the payment, performance and observance of the obligations set forth in the Prior Note, the Borrower has previously granted a security interest in its assets to the collateral agent named in, and pursuant to, that certain Security & Guaranty Agreement, dated January 11, 2007 (the “Security Agreement”) and that certain Intellectual Property Security Agreement, dated January 11, 2007 (the “IP Security Agreement” and together with the Security Agreement, the “Security Agreements”). Borrower hereby acknowledges and agrees that any reference to Notes in the Security Agreements shall be deemed to include this Note and that the performance and observance of the obligations set forth in this Note by the Borrower shall be deemed to be “Obligations” for purposes of the Security Agreements.

5.  If this Note has not previously been converted, the Borrower may repay the principal balance of this Note plus accrued but unpaid interest, together with any additional amounts as may be required to be paid under Section 11 of this Note, without penalty, at any time prior to the Maturity Date.

6. In the event that any principal or accrued interest on this Note remains outstanding at such time as the Borrower consummates a Preferred Financing (as defined below), the entire principal balance then outstanding plus accrued but unpaid interest shall automatically be converted into the securities of the Borrower issued in a Preferred Financing at a conversion rate equal to the price per security at which the securities are issued in a Preferred Financing and with the same terms and conditions as such securities (hereinafter, an “Automatic Conversion”). The Automatic Conversion will be effective upon the consummation of a Preferred Financing, and the Borrower shall be relieved of any continued obligation to repay the principal or unpaid interest on this Note thereafter. The Borrower shall promptly deliver to the Lender written notification of the consummation of a Preferred Financing, and the Lender shall deliver the original of this Note to the Borrower for cancellation. The Borrower shall have no obligation to deliver securities issuable upon a Preferred Financing until such time as it receives the original of this Note or an affidavit of lost security from the Lender.

For purposes of this Note, “Preferred Financing” shall mean that certain contemplated transaction or series of transactions prior to the Maturity Date in which the Borrower sells shares of its preferred capital stock and warrants to purchase preferred stock to the Lenders and other investors as the Lenders may approve, in an amount up to $25,000,000, as more particularly described in that certain Series B Preferred Stock and Warrant Purchase Agreement dated as of April 5, 2007 by and among the Borrower, the Lenders and certain other parties.

7. In the event that any principal or accrued interest on this Note remains outstanding at such time as Borrower consummates an Equity Financing (as defined below), the principal balance then outstanding plus accrued but unpaid interest may be converted, in whole or in part, at the election of the Lender, into the securities of the Borrower issued in the Equity Financing at a conversion rate equal to the price per security at which the securities are issued in the Equity Financing (hereinafter, a “Voluntary Conversion”). The Borrower shall promptly deliver to the Lender written notification of the consummation of an Equity Financing, and the Lender shall have ten (10) business days from the date of such notice to elect, by written notice to the Borrower, to convert the Note. In the event the Lender elects to convert the Note into securities issued in the Equity Financing, the Lender shall deliver the original of this Note to the Borrower for cancellation together with the election notice. The Borrower shall have no obligation to deliver securities issuable upon a Voluntary Conversion until such time as it receives the original of this Note or an affidavit of lost security from the Lender. If this Note is converted in part, the Borrower shall reissue a Note in substantially the same form to the Lender reflecting the remaining principal balance.

For purposes of this Note, “Equity Financing” shall mean a transaction or series of transactions in which the Borrower sells its securities which occurs after the date hereof and prior to the Maturity Date and which does not constitute a Preferred Financing.

8. In the event that any principal or accrued interest on this Note remains outstanding prior to the Maturity Date and no Automatic Conversion or Voluntary Conversion has taken place, the principal balance then outstanding plus accrued but unpaid interest may be converted, in whole or in part, at the election of the Lender, into shares of the Borrower’s common stock, $0.01 per value per share (“Common Stock”), at a conversion rate equal to the closing price on the American Stock Exchange or the Nasdaq Stock Market (as reported by Bloomberg L.P. at 4:15 PM New York time)) of a share of the Borrower’s Common Stock on the date hereof (hereinafter, a “Voluntary Common Stock Conversion”). Upon election to consummate a Voluntary Common Stock Conversion, the Lender shall promptly deliver to the Borrower written notification of such election. The Lender shall also deliver the original of this Note to the Borrower for cancellation together with the election notice. The Borrower shall have no obligation to deliver securities issuable upon a Voluntary Common Stock Conversion until such time as it receives the original of this Note or an affidavit of lost security from the Lender. If this Note is converted in part, the Borrower shall reissue a Note in substantially the same form to the Lender reflecting the remaining principal balance.

9. No fractional shares of capital stock of the Borrower shall be issued upon conversion of this Note. In lieu of any fractional shares to which the holder would otherwise be entitled, the Borrower shall pay cash equal to such fraction multiplied by the applicable conversion price.

10. Unless and until conversion of this Note as aforesaid, the Lender shall not by virtue of this Note have or exercise any rights by virtue hereof as a stockholder of the Borrower.

11. If no Preferred Financing is consummated on or prior to the Maturity Date, and the Lender has not elected a Voluntary Conversion or Voluntary Common Stock Conversion, then (i) the entire principal amount of this Note, together with all accrued but unpaid interest, shall, at the election of the Lender, ON DEMAND, be due and payable on or after such date, (ii) the Borrower shall pay the Lender an additional sum of [_______________] ($___________)3  and (iii) the Borrower agrees to pay the Lender an amount equal to thirty percent (30%) of the Gross Proceeds (defined below) to the Borrower of all Financing Transactions (defined below), Sale Transactions (defined below) and Product Candidate Transactions (defined below) completed by the Borrower on or before June 30, 2009, subject to a maximum additional payment under this Section 11(iii) of [_______________] ($___________)4 . “Gross Proceeds” shall mean (a) in the case of a Financing Transaction the amount paid by the purchasers of the securities in the transaction, irrespective of underwriting discounts, private placement commissions or other fees; (b) in the case of a Sale Transaction the sum of (i) the aggregate fair market value of any securities issued and any other non-cash consideration delivered (including, without limitation, any joint venture or other revenue interest delivered to, or retained by, the Borrower), and any cash consideration paid to the Borrower or its security holders (including, without limitation, holders of options, warrants, convertible securities and preferred securities) in connection with the Sale Transaction, and (ii) the amount of all indebtedness and preferred stock of the Borrower or any subsidiary thereof, which is assumed or acquired by the purchaser or retired or defeased in connection with the Sale Transaction; and (c) in the case of a Product Candidate Transaction the aggregate fair market value of any securities issued and any other non-cash consideration delivered (including, without limitation, any joint venture interest delivered to, or retained by, the Borrower), and any cash consideration paid to the Borrower in connection with the Product Candidate Transaction. “Financing Transaction” shall mean any equity financing by or on behalf of the Borrower or its subsidiaries, including, but not limited to, any sale of common stock, preferred stock, warrants, convertible debt or other equity linked security. “Sale Transaction” shall mean any transaction or series of transactions in which one or more persons or entities acquires directly or indirectly a majority of the stock or all or substantially all of the assets, revenues, income or business of the Borrower or any subsidiary or otherwise gains control of the Borrower or any subsidiary, including any combination of the businesses regardless of the structure or form of the transaction. “Product Candidate Transaction” shall mean any licensing, development, commercialization, distribution, marketing, co-marketing, collaboration, partnering, sale, divestiture or similar agreement relating to the transfer of intellectual property or other rights or assets relating to the Borrower’s current or future product candidates.

______________________________________
3 Insert appropriate percentage of $6 million.
4 Insert appropriate percentage of $8 million.

12. If (a) the Borrower fails to make any payment under this Note; (b) the Borrower breaches any representation, warranty, covenant or agreement in the Bridge Loan Agreement or any other Transaction Document (as defined in the Bridge Loan Agreement); (c) the Borrower agrees, consents or acquiesces to any amendment, supplement or other modification to, or termination of, any of any Material License Agreement or otherwise breaches any representation, warranty, covenant or agreement in any Material License Agreement that would give the other party thereto the right to terminate such Material License Agreement, or takes any other action or fails to take any action that may result in the early termination of a Material License Agreement; (d) the Borrower fails to pay when due any Indebtedness (as defined in the Bridge Loan Agreement) of the Borrower in an aggregate amount of Five Hundred Thousand Dollars ($500,000) or greater at any one time; (e) a final judgment or judgments for the payment of money aggregating in excess of Five Hundred Thousand Dollars ($500,000) are rendered against the Borrower and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; (f) the Borrower shall be dissolved, become insolvent (however defined or evidenced), make an assignment for the benefit of creditors or make or send a notice of intended bulk transfer; (g) any petition or proceeding for any relief under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, liquidation or dissolution law or statute now or hereinafter in effect (whether at law or in equity) is filed or commenced by the Borrower; or (h) any trustee or receiver is appointed for the Borrower or any property of the Borrower, a meeting of creditors is convened or a committee of creditors is appointed for, or any petition or proceeding for any relief under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, liquidation or dissolution law or statute now or hereinafter in effect (whether at law or in equity) is filed or commenced against the Borrower, which proceeding is not dismissed within one hundred twenty (120) days (each of the foregoing, an “Event of Default”), then and in any such event and at any time thereafter, the Lender may, at its option, declare all amounts owing under Section 11 of this Note to be due and payable, whereupon the maturity of the unpaid balance hereof shall be accelerated and the principal, together with all unpaid interest accrued thereon, shall forthwith become due and payable; provided, that, if any petition or proceeding for any relief under any bankruptcy, reorganization, arrangement, insolvency, readjustment or debt, receivership, liquidation or dissolution law or statute now or hereinafter in effect (whether at law or in equity) is filed or commenced by the Borrower, all amounts owing under this Note shall be, without notice, declaration or any action by the Lender, accelerated, and immediately due and payable.

13. The Borrower hereby waives diligence, demand, presentment, protest and notice of any kind, and assents to extensions of time of payment, release, surrender or substitution or security, or forbearance or other indulgence, without notice.

14. No act, omission or delay by the Lender or course of dealing between the Lender and the Borrower shall constitute a waiver of the rights and remedies of the Lender hereunder. No single or partial waiver by the Lender of any Event of Default or right or remedy which it may have shall operate as a waiver of any other Event of Default, right or remedy or of the same Event of Default, right or remedy on a future occasion.

15. Unless otherwise provided herein or in the Bridge Loan Agreement, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by United States mail, to Borrower or Lender, as the case may be, addressed to it at the respective address set forth on the first page of this Note and in the Bridge Loan Agreement, or at such other address as shall be designated by Borrower or Lender, as the case may be, in a written notice to the other party complying as to delivery with the terms of this Section 15. All such notices and other communications shall be deemed to have been given when (i) delivered by hand, (ii) sent by overnight courier, with receipt acknowledgment, or (iii) sent by certified mail, return receipt requested, postage prepaid.

16. This Note shall be governed by and construed in accordance with the internal law of the State of New York (without giving effect to the conflict of laws principles thereof). Any legal action or proceeding with respect to this Note shall be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Note, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.

17. No provision hereof shall be modified, altered or limited except by a written instrument expressly executed by the Borrower and Lenders holding a majority in principal amount of the then outstanding Notes.

18. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Note shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Note shall nevertheless remain in full force and effect.

19. This Note and all obligations evidenced hereby shall be binding upon the heirs, executors, administrators, successors and assigns of the Borrower and shall, together with the rights and remedies of the Lender hereunder, inure to the benefit of the Lender, its successors, endorsees and permitted assigns.

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In witness whereof, the Borrower has caused this Note to be executed by its duly elected officer as of the date first set forth above.

ALTEON INC.

By:
Noah Berkowitz
President and Chief Executive Officer